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                              FOR IMMEDIATE RELEASE

Contact:        Kenneth W. Smith                        John Silver
                Chief Financial Officer                 Makinson Cowell (US)
                CIRCOR International, Inc.              212-994-9038
                (781) 270-1200

                      CIRCOR Completes New Credit Facility

BURLINGTON, Mass., December 4, 2002

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BURLINGTON, MA, December 4, 2002 - CIRCOR International, Inc. (NYSE: CIR), a
leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today the completion of a $75 million revolving credit facility to replace its existing bank credit agreement. The new credit facility was executed as an amendment to the Company's existing credit agreement for a term of four years and provides for unsecured borrowings under variable LIBOR and prime-based rates. Banks participating in the new facility include ING Capital LLC as lead arranger, administrative and syndication agent; KeyBank N.A. and Banknorth N.A. serving as co-documentation agents; and Banca Nazionale del Lavoro S.p.A. The facility will be utilized to fund acquisitions, as well for working capital requirements and general corporate purposes.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, fluid regulation and petrochemical markets. CIRCOR's executive headquarters is located at 35 Corporate Drive, Burlington, MA 01803.